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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated February 25, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Pre-Effective Amendment No. 1 to Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
December 10, 2008

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  Exhibit 23.2